As filed with the Securities and Exchange Commission on October 31, 2025

Registration No. 333-252536

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

Form S-8 Registration Statement No. 333-252536

Royal Bank of Canada

(Exact name of registrant as specified in its charter)

Canada (Province or other jurisdiction of incorporation or organization)	13-5357855 (IRS Employer ID Number)

200 Bay Street
Royal Bank Plaza
Toronto, Ontario
M5J 2J5

Royal Bank of Canada US Wealth Accumulation Plan

Royal Bank of Canada Employee Deferred Advantage Plan

Cogency Global
122 East 42nd Street 18th Floor
New York, NY 10168
(212) 947-7200
(Name and address and telephone number, including area code, of agent for service)

with a copy to:

Benjamin H. Weiner

Sullivan & Cromwell LLP

1700 New York Avenue NW

Washington, DC 20006

Tel: (202) 956-7574

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD Securiteis Pertaining to the Royal Bank of Canada US Wealth Accumulation Plan and the Royal Bank of Canada Employee Deferred Advantage Plan

Royal Bank of Canada. (the “Bank”) is filing this post-effective amendment (this “Post-Effective Amendment”) to deregister all remaining unsold securities previously registered under the Bank’s Registration Statement on Form S-8 (File No. 333-252536), filed with the Securities and Exchange Commission on January 29, 2021 (the “Registration Statement”), registering $250,000,000 of Deferred Compensation Obligations (and an indeterminate number of Common Shares associated therewith) issuable under the Royal Bank of Canada US Wealth Accumulation Plan and the Royal Bank of Canada Employee Deferred Advantage Plan (collectively, the “Plans”). Prior to the filing of this Post-Effective Amendment, the Bank filed a new registration statement on Form S-8 (File No. 333-287828) (the “New Registration Statement”) to register securities available to be offered and sold pursuant to the Plans.

In connection with the filing of the New Registration Statement, the Bank has terminated any and all offerings of securities pursuant to the Registration Statement. Pursuant to undertakings contained in the foregoing Registration Statement, to remove from registration, by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of each offering, the Registrant is filing this Post-Effective Amendment to remove from registration any and all securities of the Registrant registered but unsold under the Registration Statement as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Victoria, province of British Columbia, Canada, on October 31, 2025.

Royal Bank of Canada

By:	/s/ Tim Mark
Name: Tim Mark
Title: Vice President, Pension & Benefits

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this post-effective amendment to the Registration Statement solely in the capacity of the duly authorized representative of the Registrant in the United States, in the city of New York, New York, on October 31, 2025.

/s/ John Penn

Name: John Penn

Title: Assistant General Counsel & Managing Director, RBC U.S. Head of Regulatory Law